Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements, listed below, of Arbitron Inc. (formerly known as Ceridian Corporation), of our report dated August 10, 2001, with respect to the Statement of Assets and Liabilities Attributable to RADAR and the Statement of Revenues and Direct Expenses Attributable to RADAR of the RADAR Operations of Statistical Research, Inc. included in Arbitron Inc.’s Current Report (Form 8-K) dated July 2, 2001.

Arbitron Inc.’s Registration Statements on Form S-8 referenced above:

Registration
No.	Title

333-56826	Arbitron 401(k) Plan

333-56296	Ceridian Corporation 1999 Stock Incentive Plan

333-39384	Ceridian Corporation 2000 Director Performance Incentive Plan

333-89565	Ceridian Corporation 1999 Stock Incentive Plan

333-83455	ABR Information Services, Inc. 1996 Non-Employee Director Stock Option Plan, as amended.

ABR Information Services, Inc. Amended and Restated 1987 Stock Option Plan

ABR Information Services, Inc. Amended and Restated 1993 Stock Option Plan, as amended.

ABR Information Services, Inc. 1997 Stock Option Plan

333-66643	Ceridian Corporation Executive Investment Plan

333-58145	Ceridian Corporation Savings-Related Share Option Plan

333-58143	Ceridian Corporation Employee Stock Purchase Plan

333-50757	Robert M. Digby Restricted Stock Award

333-28069	Ceridian Corporation 1993 Long-Term Incentive Plan

333-03661	Ceridian Corporation 1996 Director Performance Incentive Plan

333-01887	EAS Technologies Stock Option Plan

333-01793	Comdata Holdings Corporation 401(k) Savings and Retirement Plan

33-64913	Comdata Holdings Corporation Stock Option and Restricted Stock Purchase Plan

33-62319	Resumix, Inc. 1989 Stock Option Plan

33-61551	Ceridian Corporation 1993 Long-Term Incentive Plan

33-56833	Ceridian Corporation Personal Investment Plan

33-56325	Ceridian Corporation Savings and Investment Plan

33-54379	Ceridian Corporation/Tesseract Long-Term Incentive Plan

33-49601	Ceridian Corporation 1993 Long-Term Incentive Plan and Ceridian Corporation 1993 Non-Employee Director Stock Plan

33-34035	Control Data Corporation 1990 Long-Term Incentive Plan

2-97570	Restricted Stock Plan of 1980 (1987 Restatement) 1980 Stock Option Plan (1987 Restatement) 1970 Qualified-Nonqualified Stock Option Plan

New York, New York	Ernst & Young LLP
September 14, 2001